UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

Willis Towers Watson PLC

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WTW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2024, Willis North America Inc., a Delaware corporation (the “Issuer”), completed an offering of $750,000,000 aggregate principal amount of the Issuer’s 5.900% Senior Notes due 2054 (the “Notes”). The Notes are fully and unconditionally guaranteed by Willis Towers Watson Public Limited Company, an Irish public limited company and parent company of the Issuer (without any of its consolidated subsidiaries, the “Parent”), Willis Towers Watson Sub Holdings Unlimited Company, a company organized under the laws of Ireland, Willis Netherlands Holdings B.V., a company organized under the laws of the Netherlands, and Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited, companies organized under the laws of England and Wales (collectively with the Parent, the “Guarantors”).

The Notes were sold in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-263086), and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission. The Notes were issued pursuant to a base indenture, as amended, supplemented or otherwise modified from time to time, dated as of May 16, 2017, among the Issuer, the Guarantors and Computershare Trust Company, National Association (the “Trustee”), as successor to Wells Fargo Bank, National Association, as trustee, as amended by the seventh supplemental indenture, dated as of March 5, 2024, among the Issuer, the Guarantors and the Trustee.

The Notes will mature on March 5, 2054. Interest accrues on the Notes from March 5, 2024 and will be paid in cash on March 5 and September 5 of each year, commencing on September 5, 2024. The Notes are senior unsubordinated unsecured obligations of the Issuer and rank equally in right of payment with all of the Issuer’s existing and future unsubordinated and unsecured senior debt and with the Issuer’s guarantee of all of the existing and future senior debt of the Parent and the other Guarantors, including the Issuer’s 4.650% Senior Notes due 2027, 4.500% Senior Notes due 2028, 2.950% Senior Notes due 2029, 5.350% Senior Notes due 2033, 5.050% Senior Notes due 2048 and 3.875% Senior Notes due 2049, Trinity Acquisition plc’s 4.400% Senior Notes due 2026 and 6.125% Senior Notes due 2043 and any debt under the Parent’s senior revolving credit facility. The Notes will be senior in right of payment to any future subordinated debt of the Issuer and are effectively subordinated to all of the Issuer’s existing and future secured debt to the extent of the value of the assets securing such debt.

The net proceeds from this offering, after deducting the underwriter discount and estimated offering expenses, are approximately $739 million. We intend to use the net proceeds of this offering to (i) repay, when due, approximately $650 million aggregate principal amount of the Issuer’s 3.600% Senior Notes due 2024 and related accrued interest, which shall result in the repayment in full of the Issuer’s 3.600% Senior Notes due 2024, and (ii) for general corporate purposes.

The foregoing description of the Seventh Supplemental Indenture is qualified in its entirety by reference to the Seventh Supplemental Indenture, which has been filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the offering of the Notes, the Parent is filing as Exhibits 5.1 through 5.4 hereto the opinions of counsel addressing the validity of the Notes and the guarantees and certain related matters. Such exhibits are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Seventh Supplemental Indenture, dated as of March 5, 2024, among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited, as guarantors, and Computershare Trust Company, National Association, as trustee.

4.2	Form of Note (included in Exhibit 4.1).

5.1	Opinion of Weil, Gotshal & Manges LLP.

5.2	Opinion of Matheson LLP.

5.3	Opinion of Baker & McKenzie Amsterdam N.V.

5.4	Opinion of Weil, Gotshal & Manges (London) LLP.

23.1	Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1).

23.2	Consent of Matheson LLP (included as part of Exhibit 5.2).

23.3	Consent of Baker & McKenzie Amsterdam N.V. (included as part of Exhibit 5.3).

23.4	Consent of Weil, Gotshal & Manges (London) LLP (included as part of Exhibit 5.4).

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2024	WILLIS TOWERS WATSON PLC

	By:	/s/ Andrew Krasner
	Name:	Andrew Krasner
	Title:	Chief Financial Officer